UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2024 (March 18, 2024)

Token Communities Ltd.
(Exact name of registrant as specified in its charter)

Delaware	000-55489	81-3709511
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 Tidewater Shores Loop, Suite 402

Bradenton, Florida, 34208

(Address of principal executive offices)(Zip Code)

(631) 397-1111

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On March 18, 2024, Token Communities Ltd (the “Company”) dismissed its independent accountants GreenGrowth CPAs (“GreenGrowth”).

On March 18, 2024, the Company engaged and executed an agreement with Beckles and Co, (“Beckles”), as the Company’s new independent accountant to replace GreenGrowth.

GreenGrowth did not render a report regarding the Company’s financial statements for the fiscal years ended June 30, 2023 and 2022, being the two most recent fiscal years for which the Company has filed audited financial statements with the Securities and Exchange Commission (the “SEC”).

The board of directors of the Company, acting as the audit committee, approved the decision to change independent accountants.

During the fiscal years ended June 30, 2023 and 2022, and through March 18, 2024, the Company had no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with GreenGrowth on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of GreenGrowth would have caused GreenGrowth to make reference thereto in connection with its report.

During the fiscal years ended June 30, 2023 and 2022, and through March 18, 2024, the Company did not experience any reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except that management of the Company discussed with GreenGrowth that the Company’s previously issued financial statements for the year ended June 30, 2023 and the quarter ended September 30, 2023 (the “Relevant Periods“) should be restated and should no longer be relied upon.  The estimated impact on the financial statements of this error could materially change based on further review and analysis of the Relevant Periods, including the identification of additional material errors. The errors in the audited and unaudited condensed consolidated financial statements for the Relevant Periods noted above will be corrected in restated financial statements for the Relevant Periods in the Form 10-K for the year ended June 30, 2023, and the Form 10-Q for the quarter ended September 30, 2023.  The Company intends to complete this restatement for the Relevant Periods.

The Company requested GreenGrowth to furnish it with a letter addressed to the SEC stating whether or not GreenGrowth agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter, dated March 18, 2024, is filed as Exhibit 16.1 to this current report on Form 8-K.

2

During the Company’s fiscal years ended June 30, 2023 and 2022, and through March 18, 2024, neither the Company nor anyone on the Company’s behalf consulted with Beckles regarding any of the following:

(i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Beckles concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or

(ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
16.1	Letter from GreenGrowth CPA’s
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 19, 2024	By:	/s/ David Chen
David Chen
CEO, President, CFO

4